As filed with the Securities and Exchange Commission on January 5, 2006.

Registration No. 333-129246

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

AMENDMENT NO. 4 TO

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

INCREDIMAIL LTD.

(Exact name of registrant as specified in its charter)

State of Israel	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2 Kaufman Street
Tel Aviv, Israel 68012
(972-3) 516-0195

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, NY 10104
Att: James R. Tanenbaum, Esq.
Tel:  (212) 468-8000
Fax:  (212) 468-7900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Rami Ben Nathan, Esq. Yoav Dankner, Esq. Erdinast, Ben Nathan & Co., Advocates 25 Nachmany Street Tel Aviv, Israel 61141 Tel: (972) 3 621 2500 Fax: (972) 3 525 0896	James R. Tanenbaum, Esq. Nilene R. Evans, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, NY 10104 Tel: (212) 468-8000 Fax: (212) 468-7900	Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value NIS 0.01 per share	2,875,000(1)	$8.00(2)	$23,000,000(2)	$2,708(3)

(1)

Includes 375,000 ordinary shares that the underwriters may purchase from selling shareholders to cover over-allotments, if any.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)

Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note:

This Amendment No. 4 to the Registration Statement is being filed for the sole purpose of filing additional exhibits.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a)

Exhibits

1.1	Form of Underwriting Agreement
3.1	Memorandum of Association of Registrant†
3.2	Certificate of Change of Name of Registrant (translated from Hebrew)†
3.3	Articles of Association of Registrant, dated November 17, 1999†
3.4	Amendment to Articles of Association of Registrant, dated April 16, 2000†
3.5	Form of Articles of Association of Registrant to be effective upon consummation of offering
4.1	Form of Share Certificate*
4.2	Appendix 21.1 - Piggyback Registration to Investment Agreement, made effective as of April 16, 2000, between the Registrant, the Founders listed therein and the Investors listed therein†
4.3	Form of Purchase Option to be issued to Maxim Group LLC
5.1	Opinion of Erdinast, Ben Nathan & Co., Advocates
10.1	Agreement, dated July 29, 2003, between PointMatch USA, Inc. and the Registrant†
10.2	Software Product Licensing and Software Game Distribution and Promotion Agreement, dated January 7, 2004, between Oberon Media Inc. and the Registrant**†
10.3	OEM Agreement, effective December 7, 2004, between Commtouch Ltd. and the Registrant†
10.4	The Registrant’s 2003 Israeli Share Option Plan and the form of Option Agreement†
23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global †
23.2	Consent of Erdinast, Ben Nathan & Co., Advocates (included in Exhibit 5.1)
99.1	Consent of James H. Lee to be named as a director nominee†
99.2	Consent of Elisabeth DeMarse to be named as a director nominee †
99.3	Consent of The Radicati Group to use certain information†
99.4	Consent of JupiterResearch to use certain information†
99.5	Consent of Variance Economic Consulting Ltd.†

——————

*

To be filed by amendment.

**

Confidential treatment has been requested with respect to certain portions of this Exhibit pursuant to 17.C.F.R. §§ 230.406 and 200.83. Omitted portions will be filed separately with the Securities and Exchange Commission.

†

Previously filed

(b)

Financial Statement Schedules

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel-Aviv, State of Israel on January 5, 2006.

INCREDIMAIL LTD.
By	/s/ Yaron Adler
Yaron Adler, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Yaron Adler and Gittit Guberman, and each of them acting singly, as his or her true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons for IncrediMail in the capacities indicated, on January 5, 2006.

Signature	Title

/s/ Yaron Adler	Chief Executive Officer and Director (Principal Executive Officer)
Yaron Adler

*	Chief Financial Officer (Principal Financial and Accounting Officer)
Yacov Kaufman

*	Director
Ofer Adler

*	Director
Tamar Gottlieb

*	Director
Yair M. Zadik

/s/ Yaron Adler
Yaron Adler
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of IncrediMail Ltd., has signed this amendment to the registration statement thereto on January 5, 2006.

PUGLISI & ASSOCIATES
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi, Title: Managing Director

EXHIBIT INDEX

No.	Description

1.1	Form of Underwriting Agreement

3.1	Memorandum of Association of Registrant†

3.2	Certificate of Change of Name of Registrant (translated from Hebrew)†

3.3	Articles of Association of Registrant, dated November 17, 1999†

3.4	Amendment to Articles of Association of Registrant, dated April 16, 2000†

3.5	Form of Articles of Association of Registrant to be effective upon consummation of offering

4.1	Form of Share Certificate*

4.2	Appendix 21.1 - Piggyback Registration to Investment Agreement, made effective as of April 16, 2000, between the Registrant, the Founders listed therein and the Investors listed therein†

4.3	Form of Purchase Option to be issued to Maxim Group LLC

5.1	Opinion of Erdinast, Ben Nathan & Co., Advocates

10.1	Agreement, dated July 29, 2003, between PointMatch USA, Inc. and the Registrant†

10.2	Software Product Licensing and Software Game Distribution and Promotion Agreement, dated January 7, 2004, between Oberon Media Inc. and the Registrant**†

10.3	OEM Agreement, effective December 7, 2004, between Commtouch Ltd. and the Registrant†

10.4	The Registrant’s 2003 Israeli Share Option Plan and the form of Option Agreement†

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a Member of Ernst & Young Global †

23.2	Consent of Erdinast, Ben Nathan & Co., Advocates (included in Exhibit 5.1)

99.1	Consent of James H. Lee to be named as a director nominee†

99.2	Consent of Elisabeth DeMarse to be named as a director nominee †

99.3	Consent of The Radicati Group to use certain information†

99.4	Consent of JupiterResearch to use certain information†

99.5	Consent of Variance Economic Consulting Ltd.†

——————

*

To be filed by amendment.

**

Confidential treatment has been requested with respect to certain portions of this Exhibit pursuant to 17.C.F.R. §§ 230.406 and 200.83. Omitted portions will be filed separately with the Securities and Exchange Commission.

†

Previously filed

II-4